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                                                                    Exhibit 99.5

                                SUPERVALU INC.

                               Offer to Exchange
                      Registered [____]% Notes due [____]
       For Any and All Outstanding Unregistered [____]% Notes due [____]


                                                              ____________, 1999


To:  Brokers, Dealers, Commercial Banks
     Trust Companies and Other Nominees:


     SUPERVALU INC. (the "Company") is offering, upon and subject to the terms
and conditions set forth in the Prospectus, dated [            ], 1999
(the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its [____]% Notes due [____] (the "New Notes") which have been registered under the Securities Act of 1933, as amended, for all of its outstanding unregistered [____]% Notes due [____] (the "Original Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated [________], 1999, by and between the Company and the initial purchasers named therein, relating to the [____]% Notes due [____].

     We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

     1.   Prospectus dated [             ], 1999;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3.   A form of Notice of Guaranteed Delivery;

     4. A form of letter which may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, along with an instruction form for obtaining such clients' instructions with respect to the Exchange Offer; and

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     Your prompt action is required.  The Exchange Offer will expire at 5:00
p.m., New York City time, on [             ], 1999, unless extended by the
Company (the "Expiration Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     To participate in the Exchange Offer, certificates for Original Notes, or a timely confirmation of a book-entry transfer of such Original Notes into the Exchange Agent's account at the Depository Trust Company, together with a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.
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     If the registered holder of Original Notes desires to tender, but such
Original Notes are not immediately available, or time will not permit such holder's Original Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

     We will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Notes held by them as nominee or in a fiduciary capacity. We will pay or cause to be paid all transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

                                      Very truly yours,


                                      SUPERVALU INC.

     Nothing herein or in the enclosed documents shall constitute you or any person as an agent of the Company or the Exchange Agent, or authorize you or any other person to use any document or make any statements on behalf of either of them with respect to the Exchange Offer, except for statements expressly made in the Prospectus or the Letter of Transmittal.


Enclosures